 CUSIP No. 577904204                  13-G                   Page 7  of  9 Pages


                            EXHIBIT 1 TO SCHEDULE 13G
               ---------------------------------------------------


                               SEPTEMBER 10, 1998
               ---------------------------------------------------


               MORGAN STANLEY DEAN WITTER & CO. and MILLER  ANDERSON & SHERRERD,

               LLP hereby agree that, unless  differentiated,  this Schedule 13G is filed on behalf of each of the parties.


            MORGAN STANLEY DEAN WITTER & CO.

            BY: /s/ Bruce Bromberg
            --------------------------------------------------------------------
            Bruce Bromberg / Vice President Morgan Stanley & Co., Incorporated

            MILLER ANDERSON & SHERRERD, LLP

            BY: /s/ Paul A. Frick
            --------------------------------------------------------------------
            Paul A. Frick / Vice President Miller Anderson & Sherrerd LLP

* Attention. Intentional misstatements or omissions of fact constitute federal criminal violations (see 18 U.S.C. 1001).